Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
The certification set forth below is being submitted in connection with the quarterly report on Form 10-Q of Verisk Analytics, Inc. (the “Company”) for the period ended March 31, 2011, as filed with the Securities and Exchange Commission (the “Report”), for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.
Frank J. Coyne, the Chief Executive Officer of the Company, and Mark V. Anquillare, the Chief Financial Officer of the Company, each certifies that to the best of his knowledge:
1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: May 3, 2011

/s/ Frank J. Coyne Frank J. Coyne
Chairman of the Board of Directors and Chief Executive Officer

Date: May 3, 2011

/s/ Mark V. Anquillare Mark V. Anquillare
Executive Vice President and Chief Financial Officer